October 25, 2000

Frisby Technologies, Inc.
3195 Centre Park Boulevard
Winston-Salem, NC 27107

                                  Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

                  In connection with the registration of two million seventy six thousand (2,076,000) shares of common stock, par value $.001 per share (the "Common Shares") of Frisby Technologies, Inc. (the "Company") and eight hundred eighty thousand (880,000) warrants, each warrant entitling the warrant holder to purchase one share of common stock of the Company (the "Warrants") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares or the Warrants by the selling security holders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

                   The Common Shares and the Warrants being registered are legally issued, fully-paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Ruskin, Moscou, Evans & Faltischek, P.C.

                                RUSKIN, MOSCOU, EVANS &
                                   FALTISCHEK, P.C.